Exhibit 99.1

AutoWeb Reports Fourth Quarter and Full Year 2019 Results

TAMPA, FL – March 27, 2020 – AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing digital advertising solutions for automotive dealers and OEMs, is reporting financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Financial Summary
●
Total revenues were $26.7 million compared to $28.6 million in Q3’19 and $32.3 million in Q4’18.
●
Advertising revenues were $5.9 million compared to $6.0 million in Q3’19 and $6.5 million in Q4’18.
●
Gross profit was $5.5 million compared to $5.9 million in Q3’19 and $5.6 million in Q4’18.
●
Gross margin was 20.7% compared to 20.7% in Q3’19 and 17.5% in Q4’18.
●
Net loss was $3.2 million or $(0.24) per share, compared to a net loss of $1.7 million or $(0.13) per share in Q3’19 and a net loss of $5.3 million or $(0.41) per share in Q4’18.
●
Adjusted EBITDA was $(0.8) million compared to $0.8 million in Q3’19 and $(2.6) million in Q4’18.

Fourth Quarter 2019 Key Operating Metrics1
●
Lead traffic was 25.8 million visits compared to 31.7 million in Q3’19 and 32.1 million in Q4’18.2
●
Lead volume was 1.7 million compared to 1.8 million in Q3’19 and 2.0 million in Q4’18.3
●
Retail dealer count was 2,203 compared to 2,414 in Q3’19 and 2,596 in Q4’18.4
●
Retail lead capacity was 129,384 lead targets compared to 142,643 in Q3’19 and 147,145 in Q4’18.5
●
Click traffic was 24.1 million visits compared to 25.1 million in Q3’19 and 26.5 million in Q4’18. 6
●
Click volume was 6.5 million clicks compared to 6.5 million in Q3’19 and 6.6 million in Q4’18.7
●
Net revenue per click was $0.79 compared to $0.76 in Q3’19 and $0.81 in Q4’18.8

Management Commentary
“As highlighted over the past year, a key component of our turnaround has been increasing the efficiency of our resources, and the importance of that could not be greater given the current market environment amid COVID-19,” said Jared Rowe, CEO of AutoWeb. “We are all clearly working through a time of uncertainty; however, our top priority has been to take the necessary actions for the health and safety of our employees in the U.S. and abroad, while ensuring the continuity of operations for our dealer and OEM customers. To that end, all of our teams were mandated to work from home beginning last week, and we are doing all that we can to continue supporting our customers during this challenging time.

1
Certain website properties have been added and removed from tracking metrics as AutoWeb continues to refine its website portfolio and its approach to tagging. These changes have been made to the prior periods for lead traffic, click traffic, and click volume as well for comparative purposes.
2
Lead traffic = total visits to AutoWeb’s owned lead websites.
3
Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.
4
Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.
5
Retail lead capacity = the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) at the end of the applicable quarter.
6
Click traffic = total visits to AutoWeb’s owned click referral websites.
7
Click volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s owned click referral websites.
8
Net revenue per click = total click revenue divided by click volume for owned & affiliated sites.

“The near-term impacts to our business and the automotive industry at large are not yet fully understood. The top 150 dealer groups and OEMs have begun pulling back their marketing spend, and in the states that are most impacted by the virus, we have begun to see our retail customers suspend their marketing campaigns with us, which allows us to keep the account and makes it easier to reactivate the client once the market begins to recover. In response to this, we have implemented a hiring freeze to better manage our cash, and we have developed an action plan addressing our operations, business continuity, client communication and technology infrastructure as we adapt to our new work environment. The road ahead will require resilience, but in AutoWeb’s 25-year history, we have been through difficult times before and emerged stronger.

“Over the last several months, we have worked to optimize our product mix of leads and clicks, along with our sales channel mix of OEMs and retail dealers. We have also continued to enhance our traffic acquisition and conversion, and that focus will become even more imperative in the months ahead as we implement marketing expense controls against this new economic backdrop. Further, to improve our flexibility with working capital, earlier this week we signed a new $20 million revolving credit facility with CIT Northbridge Credit.

“Despite what lies ahead, we must maintain and even increase our productivity to better support our dealer and OEM customers that remain in-market. Prior to the COVID-19 pandemic, we had already taken considerable costs out of the business to establish a lean operation, and regardless of near-term headwinds, we believe we can expand gross margins with a lower revenue base and strict focus on conversion.”

Fourth Quarter 2019 Financial Results
Total revenues in the fourth quarter of 2019 were $26.7 million compared to $32.3 million in the year-ago quarter, with advertising revenues of $5.9 million compared to $6.5 million in the year-ago quarter. The decline in total revenues was primarily due to lower lead and click volumes.

Gross profit in the fourth quarter was $5.5 million compared to $5.6 million in the year-ago quarter. As a percentage of revenue, gross profit increased to 20.7% compared to 17.5% in the year-ago quarter, with the increase driven by more efficient traffic acquisition and higher margin product and channel mix.

Total operating expenses in the fourth quarter decreased to $8.6 million compared to $11.0 million in the year-ago quarter. The decrease was driven by prudent cost management and operating efficiencies.

Net loss in the fourth quarter of 2019 was $3.2 million or $(0.24) per share, compared to a net loss of $5.3 million or $(0.41) per share in the year-ago quarter.

Adjusted EBITDA in the fourth quarter of 2019 was $(0.8) million compared to $(2.6) million in Q4’18.

At December 31, 2019, cash, cash equivalents and restricted cash totaled $5.9 million compared to $6.1 million at September 30, 2019, and $13.6 million at December 31, 2018. The decrease from the end of 2018 was driven by operating losses and the funding of capital expenditures.

At December 31, 2019, AutoWeb had an outstanding balance of $3.7 million on its $25 million revolving credit facility with PNC Bank, compared to $1.0 million outstanding on September 30, 2019.

On March 26, 2020, the company paid off the outstanding balance on its revolving credit facility with PNC Bank, and signed a new $20.0 million revolving credit facility with CIT Northbridge Credit.

Full Year 2019 Financial Results
Total revenues in 2019 were $114.0 million compared to $125.6 million in 2018, with advertising revenues of $23.2 million compared to $28.2 million in 2018.

Gross profit in 2019 was $22.6 million compared to $15.3 million in 2018. Gross profit in 2018 included a one-time impairment charge of $9.0 million related to the write-down of the company’s DealerX platform license.

Total operating expenses in 2019 were $37.9 million compared to $54.3 million in 2018. The 2018 period included a goodwill impairment charge and a one-time long-lived asset impairment charge totaling $7.1 million.

Net loss in 2019 was $15.2 million or $(1.17) per share, compared to a net loss of $38.8 million or $(3.04) per share last year.

Adjusted EBITDA in 2019 was $(5.1) million compared to $(7.0) million in 2018.

Conference Call
AutoWeb management will hold a conference call today at 8:30 a.m. Eastern time to discuss its fourth quarter and full year 2019 results, followed by a question-and-answer session.

Date: Friday, March 27, 2020
Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 1649347

Please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through April 3, 2020. The call will also be archived in the Investors section of the company’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 1649347

Tax Benefit Preservation Plan
At December 31, 2019, the company had approximately $100.5 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended on April 14, 2014 and April 13, 2017 (as amended, the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of February 29, 2020, there were 13,146,831 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/tax.cfm.

About AutoWeb, Inc.
AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts by accessing the online registration form at investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures
AutoWeb has disclosed Adjusted EBITDA in this press release, which is a non-GAAP financial measure as defined by SEC Regulation G. The company defines Adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items. A table providing a reconciliation of Adjusted EBITDA is included at the end of this press release.

The company’s management believes that presenting Adjusted EBITDA provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making and monitoring the company’s performance. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer
The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that the company believes it can expand gross margins with a lower revenue base and strict focus on conversion, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact
J.P. Hannan
Chief Financial Officer
1-949-437-4651
jp.hannan@autoweb.com

Investor Relations Contact
Sean Mansouri, CFA or Cody Slach
Gateway Investor Relations
1-949-574-3860
AUTO@gatewayir.com

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$892	$13,600
Restricted cash	5,054	-
Accounts receivable, net of allowances for bad debts and customer credits
of $740 and $566 at December 31, 2019 and December 31, 2018, respectively	24,051	26,898
Prepaid expenses and other current assets	1,265	1,245
Total current assets	31,262	41,743

Property and equipment, net	3,349	3,181
Right-of-use assets	2,528	-
Intangibles assets, net	7,104	11,976
Other assets	661	516
Total assets	$44,904	$57,416

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,080	$17,572
Accrued employee-related benefits	1,004	3,125
Borrowings under revolving credit facility	3,745	-
Other accrued expenses and other current liabilities	2,315	2,204
Current portion of lease liabilities	1,167	-
Current convertible note payable	-	1,000
Total current liabilities	22,311	23,901

Lease liabilities, net of current portion	1,497	-
Total liabilities	23,808	23,901

Stockholders' equity
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized;
13,146,831 and 12,960,450 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	13	13
Additional paid-in capital	364,028	361,218
Accumulated deficit	(342,945)	(327,716)
Total stockholders' equity	21,096	33,515
Total liabilities and stockholders' equity	$44,904	$57,416

AUTOWEB, INC.
AUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 AND COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Lead generation	$20,775	$25,659	$90,728	$96,936
Digital advertising	5,895	6,526	23,173	28,169
Other	13	68	80	484
Total revenues	26,683	32,253	113,981	125,589
Cost of revenues	21,163	26,613	91,412	101,315
Cost of revenues-impairment	-	-	-	9,014
Gross profit	5,520	5,640	22,569	15,260

Operating Expenses
Sales and marketing	2,355	2,323	10,805	12,419
Technology support	2,052	3,185	8,849	13,838
General and administrative	3,453	4,097	13,882	16,077
Depreciation and amortization	731	1,402	4,371	4,897
Goodwill impairment	-	-	-	5,133
Long-lived asset impairment	-	-	-	1,968
Total operating expenses	8,591	11,007	37,907	54,332
Operating loss	(3,071)	(5,367)	(15,338)	(39,072)
Interest and other income (expense), net	(101)	72	119	250
Loss before income tax provision	(3,172)	(5,295)	(15,219)	(38,822)
Income taxes provision	5	(10)	10	(6)
Net loss and comprehensive loss	$(3,177)	$(5,285)	$(15,229)	$(38,816)

Basic and diluted loss per share:
Basic loss per common share	$(0.24)	$(0.41)	$(1.17)	$(3.04)
Diluted loss per common share	$(0.24)	$(0.41)	$(1.17)	$(3.04)

Shares used in computing net loss per share:
Basic	13,114	12,892	13,071	12,756
Diluted	13,114	12,892	13,071	12,756

AUTOWEB, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
'(amounts in thousands)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(15,229.00)	$(38,816.00)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	6,454	8,544
Goodwill impairment	-	5,133
Intangible asset impairment	-	9,014
Provision for bad debt	293	241
Provision for customer credits	250	217
Share-based compensation	2,402	4,866
Right-of-use assets	1,697	-
Lease Liabilities	(1,706)	-
Write down of asset	59	-
Gain on sale of investment	(250)	(25)
Long-lived asset impairment	-	1,968
Change in deferred tax asset	-	692
Changes in assets and liabilities
Accounts receivable	2,304	(1,445)
Prepaid expenses and other current assets	(20)	814
Other non-current assets	(145)	(278)
Accounts payable	(3,492)	4,873
Accrued expenses and other current liabilities	(2,034)	1,282
Net cash (used in) provided by operating activities	(9,417)	(2,920)
Cash flows from investing activities:
Purchases of property and equipment	(1,640)	(896)
Proceeds from sale of investment	250	125
Net cash (used in) provided by investing activities	(1,390)	(771)
Cash flows from financing activities:
Proceeds from issuance of common stock	-	200
Borrowings under revolving credit facility	73,968	-
Principal payments under revolving credit facility	(70,223)	(8,000)
Payments on convertible note	(1,000)	-
Proceeds from exercise of stock options	408	98
Net cash (used in) provided by financing activities	3,153	(7,702)
Net decrease in cash and cash equivalents and restricted cash	(7,654)	(11,393)
Cash and cash equivalents and restricted cash at beginning of period	13,600	24,993
Cash and cash equivalents and restricted cash at end of period	5,946	13,600

RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of period	$13,600	$24,993
Restricted cash at beginning of period	-	-
Cash and cash equivalents at beginning of period	$13,600	$24,993

Cash and cash equivalents at end of period	$892	$13,600
Restricted cash at end of period	5,054	-
Cash and cash equivalents and restricted cash at end of period	$5,946	$13,600

Supplemental disclosures of cash flow information:
Cash paid for income taxes	12	4
Cash refunds for income taxes	128	223
Cash paid for interest	176	118

AUTOWEB, INC.
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands, except per-share data)

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Year Ended
	March 31, 2019	March 31, 2018	June 30, 2019	June 30, 2018	September 30, 2019	September 30, 2018	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net loss	$(5,360)	$(10,279)	$(4,953)	$(5,217)	$(1,739)	$(18,036)	$(3,177)	$(5,283)	$(15,229)	$(38,815)

Depreciation and amortization	1,787	2,179	1,723	2,181	1,747	2,174	1,197	2,011	6,453	8,545
Interest income	(6)	(6)	(20)	(7)	(22)	(7)	(16)	(7)	(64)	(27)
Interest expense	5	88	56	15	231	18	187	15	479	136
Federal, state and local taxes	-	4	77	-	50	65	91	(10)	218	59
EBITDA	(3,574)	(8,014)	(3,117)	(3,028)	267	(15,786)	(1,718)	(3,274)	(8,143)	(30,102)

Non-cash stock compensation expense	551	1,626	560	942	651	1,796	640	502	2,402	4,866
Gain/loss on sale of asset	-	-	-	-	(11)	-	(9)	-	(20)	-
Gain/loss on investment	-	-	-	(125)	(250)	100	-	-	(250)	(25)
Asset Impairment	-	-	-	-	-	10,983	-	-	-	10,983
Goodwill impairment	-	5,133	-	-	-	-	-	-	-	5,133
Personnel Restructuring	-	950	496	15	185	1,003	252	172	933	2,140
Adjusted EBITDA	$(3,023)	$(305)	$(2,061)	$(2,196)	$842	$(1,904)	$(835)	$(2,600)	$(5,078)	$(7,005)